UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
May 24, 2021
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American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact name of registrant as specified in its charter)
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Maryland	001-35030	27-3338708
(American Assets Trust, Inc.)	(American Assets Trust, Inc.)	(American Assets Trust, Inc.)

Maryland	333-202342-01	27-3338894
(American Assets Trust, L.P.)	(American Assets Trust, L.P.)	(American Assets Trust, L.P.)
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3420 Carmel Mountain Road, Suite 100
San Diego, California 92121
(Address of principal executive offices and Zip Code)

(858) 350-2600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
American Assets Trust, Inc.	Common Stock, par value $0.01 per share	AAT	New York Stock Exchange
American Assets Trust, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 24, 2021, American Assets Trust, Inc. (the “Company”), through a subsidiary of the Company’s operating partnership, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with KW Fund V – Eastgate, LLC (the “Seller”), pursuant to which the Company agreed to acquire Eastgate Office Park (the “Property”) from the Seller for a purchase price of $125 million.

The Property consists of an approximately 280,000 square foot, multi-tenant office campus in the premier I-90 corridor submarket of Bellevue, Washington. The Property is currently greater than 95% leased to a diversified tenant base with a weighted average lease term of approximately 3 years. The Property recently obtained municipal approval for rezoning, increasing the floor area ratio from 0.5 to 1.0, which will allow for significant additional development opportunities.

The Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties contained in the Purchase Agreement were made only for purposes of the transactions contemplated by the Purchase Agreement as of specific dates and may have been qualified by certain disclosures between the parties. The representations and warranties were made for purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Seller or the transactions described in this Current Report on Form 8-K.

The Company expects closing to occur within the next two months, subject to customary closing conditions.

Item 7.01    Regulation FD Disclosure.

On May 24, 2021, the Company issued a press release announcing the acquisition of the Property. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
99.1	Press release issued by American Assets Trust, Inc. on May 24, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Adam Wyll
Adam Wyll Executive Vice President and Chief Operating Officer
May 24, 2021

American Assets Trust, L.P.
	By:	/s/ Adam Wyll
Adam Wyll Executive Vice President and Chief Operating Officer
May 24, 2021
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